UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2023

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, the Board of Directors (the “Board”) of The Beauty Health Company (the “Company”) appointed Michael Monahan, age 51, as Chief Financial Officer of the Company, effective August 10, 2023 (the “Effective Date”). Mr. Monahan will replace Liyuan Woo, who will step down from the role of Chief Financial Officer, effective as of the Effective Date. Ms. Woo will remain as an advisor to the Company until September 1, 2023 to assist with the transition.

Prior to his appointment, Mr. Monahan served as the Chief Financial Officer for Casper Sleep Inc., a publicly-traded sleep products company that was formerly listed on the New York Stock Exchange, from August 2020 to July 2022. From June 2019 to October 2019, Mr. Monahan served as the Chief Financial Officer for HEXO Corp., a publicly-traded consumer packaged goods company formerly listed on the New York Stock Exchange and the Toronto Stock Exchange. From May 2013 to June 2019, Mr. Monahan served as the Chief Financial Officer of Nutrisystem, Inc., a publicly-traded weight management products company formerly listed on The Nasdaq Stock Market LLC. From January 2009 to May 2013, Mr. Monahan served as the Chief Financial Officer of PetroChoice Holdings, Inc., a distributor of industrial, commercial and passenger car lubricants.

There are no arrangements or understandings between Mr. Monahan and any other person pursuant to which Mr. Monahan was appointed to serve as the Chief Financial Officer of the Company. There are no family relationships between Mr. Monahan and any of the Company’s directors or executive officers. Mr. Monahan has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Monahan Employment Agreement

In connection with his appointment, the Company and Hydrafacial LLC, an indirect, wholly-owned subsidiary of the Company, have entered into an employment agreement with Mr. Monahan, which will become effective as of the Effective Date (the “Employment Agreement”), pursuant to which Mr. Monahan will receive (i) an annual base salary of $475,000, (ii) a one-time cash bonus of $100,000 (subject to pro-rata repayment in the event of his termination for Cause or resignation without Good Reason (each as defined in the Employment Agreement) within one year following the Effective Date, (iii) an annual discretionary cash bonus (commencing with fiscal year 2023) with a target equal to 60% of Mr. Monahan’s annual base salary (the “Annual Bonus”), and (iv) a one-time long-term incentive new hire equity award to be issued in the form of restricted stock units (“RSUs”) with a grant-date value of $2,500,000.00, which RSUs will vest ratably on an annual basis over a three-year period from the Effective Date. Mr. Monahan will also be eligible for one or more future grants of long-term incentive awards under the Company’s 2021 Incentive Award Plan, as amended (the “Plan”), to be determined by the Board or the Compensation Committee of the Board. Mr. Monahan will also be eligible to participate in and be covered by all employee benefit programs maintained by the Company on the same terms as are generally applicable to other senior executives of the Company, subject to his meeting applicable eligibility requirements. Mr. Monahan’s base salary and target Annual Bonus will be subject to periodic review and adjustment from time to time in the discretion of the Board or the Compensation Committee of the Board.

The Employment Agreement provides that if Mr. Monahan’s employment terminates during the term of the agreement for any reason, then the Company will pay or provide to him: (i) his earned but unpaid base salary through the date of termination, (ii) to the extent required by applicable law, any vacation earned but not taken through the date of termination, and (iii) any vested amounts due to him under any plan, program, or policy of the Company.

In addition, upon a termination of Mr. Monahan’s employment by the Company without Cause (excluding termination by reason of death or Disability (as defined in the Employment Agreement)) or by Mr. Monahan for Good Reason prior to the consummation of a Change in Control (as defined in the Plan) or more than 12 months after the consummation of a Change in Control, then upon his termination, and subject to the terms and conditions described in the Employment Agreement (including his execution and non-revocation of a release in favor of the Company), Mr. Monahan will be entitled to receive (i) an amount equal to his earned but unpaid Annual Bonus for the fiscal year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to 12 months of his base salary in effect as of the date of termination, (iii) a pro-rated target Annual Bonus for the year in which the date of termination occurs, and (iv) subject to his valid election to continue healthcare coverage, reimbursement for premiums charged to continue his and his eligible dependents’ healthcare coverage under COBRA for up to 12 months.

The Employment Agreement also provides that if within 12 months following the consummation of a Change in Control, Mr. Monahan’s employment is terminated either by the Company without Cause (excluding by reason of death or Disability) or by Mr. Monahan for Good Reason, then, in either case, upon his termination, and subject to the terms and conditions described in the Employment Agreement (including his execution and non-revocation of a release in favor of the Company), Mr. Monahan will be entitled to receive: (i) an amount equal to his earned but unpaid Annual Bonus for the year ending immediately prior to the year in which the date of termination occurs, (ii) an amount equal to the sum of (A) 12 months of his base salary in effect as of the date of termination, and (B) one times his target Annual Bonus for the year in which the date of termination occurs, (iii) a pro-rated target Annual Bonus for the year in which the date of termination occurs, and (iv) subject to his valid election to continue healthcare coverage, reimbursement for premiums charged to continue his and his eligible dependents’ healthcare coverage under COBRA for up to 12 months.

The Employment Agreement provides that, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Monahan than receiving the full amount of such payments.

Woo Severance and Separation Agreement

In connection with Ms. Woo’s departure, the Compensation Committee of the Board has determined that Ms. Woo is entitled to severance benefits as an involuntary separation without cause pursuant to the terms of her employment agreement. Accordingly, under the terms of her employment agreement and Separation Agreement (as defined herein), and subject to her timely execution and non-revocation of a release of claims in favor of the Company (the “Release”), Ms. Woo will be entitled to receive (i) any earned but unpaid base salary through the Effective Date, (ii) any vacation earned but not taken through the Effective Date, (iii) any vested amounts due to Ms. Woo under any plan, program or policy of the Company, (iv) an amount equal to 18 months of her base salary in effect as of the Effective Date with such payments to be made in accordance with the Company’s usual payroll periods during the 18 month period commencing on the Effective Date, (v) a pro-rated target annual bonus for calendar year 2023, determined by multiplying Ms. Woo’s target annual bonus for 2023 by a fraction, the numerator of which equals the number of days she was employed by the Company during 2023, and the denominator of which equals 365, payable in a lump sum; and (vi) subject to her valid election to continue her healthcare coverage under COBRA and the terms of the employment agreement, reimbursement for her and her eligible dependents coverage under its group health plans for 18 months following the Effective Date at the same levels and the same cost to her as would have applied had her employment not be terminated.

In addition, the Company entered into a separation agreement with Ms. Woo, which will become effective as of the Effective Date (the “Separation Agreement”). Under the terms of the Separation Agreement, Ms. Woo will also be entitled to receive, subject to her timely execution and non-revocation of the Release, the following benefits: (i) the extension of the exercise period during which Ms. Woo may exercise the vested portion (372,000 shares) of the option granted to Ms. Woo on May 6, 2021 from 90 days to two years from the Effective Date, and (ii) accelerated vesting of 18,746 retention restricted stock units granted to Ms. Woo on March 1, 2023 that would otherwise not have vested until March 1, 2024. All other equity awards granted to Ms. Woo under the Company’s 2021 Incentive Award Plan will be treated as provided under the Plan and the applicable award agreements. Ms. Woo will remain subject to the restrictive covenants set forth in her Employee Proprietary Information and Inventions Assignment Agreement with the Company.

Item 7.01. Regulation FD Disclosures.

On August 9, 2023, the Company issued a press release announcing the appointment of Mr. Monahan as the Company’s new Chief Financial Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Michael Monahan, dated August 10, 2023
10.2*	Separation Agreement with Liyuan Woo, dated August 10, 2023
99.1	Press Release, dated August 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2023	The Beauty Health Company

	By:	/s/ Andrew Stanleick
	Name:	Andrew Stanleick
	Title:	Chief Executive Officer